SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 11, 2012

FRONTIER OILFEILD SERVICES, INC.

(Formerly TBX Resources, Inc.)

(Exact name of registrant as specified in its charter)

Texas	0-30746	75-2592165
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer Identification No.)

3030 LBJ Freeway, Suite 1320

Dallas, Texas 75234

(972) 243-2610

(Address, including zip code of registrant’s principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

3.02 Unregistered Sales of Equity Securities.

9.01 Financial Statements and Exhibits

Exhibit 99.1

Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In June 2012 Frontier Oilfield Services, Inc. (“FOSI”), acquired a majority 51% membership interest in Frontier Income and Growth, LLC (“Frontier”), a salt water transportation and disposal company. FOSI has determined that it would be in the best interest of the corporation to acquire the remaining 49% of Frontier that it does not currently own. As a result we have engaged in an exchange offering under Reg. D Rule 506 to acquire the remaining 1,122 membership interests in Frontier. If we are successful in obtaining all of the remaining membership interests we will issue a total of 1,870,374 shares of our common stock. Should any current Frontier member choose not to exchange their membership interests then the number of shares we will issue will be proportionately reduced. The offering is solely a stock only exchange offering and we will not realize any cash from the sale of our common stock shares.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release Announcing Exchange Offering for Remaining Membership Interests of Frontier Income and Growth, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OILFEILD SERVICES, INC. (Registrant)

September 14, 2012 (Date)	/s/ Tim Burroughs
Tim Burroughs Chief Executive Officer